Parcel #12-4A-5
Drawn by and Mail to: William F. Potts, Jr., 3500 One First Union Center, Charlotte, NC 28202-6001



STATE OF NORTH CAROLINA                      IN THE GENERAL COURT OF JUSTICE
                                                 SUPERIOR COURT DIVISION
COUNTY OF ALAMANCE                                   BEFORE THE CLERK
                                                        95-SP-105

IN THE MATTER OF THE FORECLOSURE OF THE )
DEED OF TRUST EXECUTED BY BURLINGTON    )
OUTLET PARTNERS, A CALIFORNIA GENERAL   )
PARTNERSHIP TO WILLIAM F. POTTS, JR.,   )
SUBSTITUTE TRUSTEE, AS RECORDED IN THE  )
ALAMANCE COUNTY PUBLIC REGISTRY IN BOOK )
651 AT PAGE 823.                        )
                                        )


                                 TRUSTEE'S DEED

      THIS DEED, made by and between WILLIAM F. POTTS, JR., Substitute Trustee, of Mecklenburg County, North Carolina, hereinafter referred to as "Trustee", and KENILWORTH, INC. d/b/a ERIC LANE, INC., its successors and assigns, hereinafter referred to as "Grantee"; c/o Textron Financial Corporation 40 Westminster Street, Providence, Rhode Island 02940.

                              W I T N E S S E T H:

      This deed is given pursuant to the exercise of the power of sale contained in the Deed of Trust hereinabove referred to and which is duly recorded in the Office of the Register of Deeds for Alamance County, North Carolina. Default occurred in payment of the note secured by said Deed of Trust and/or in the performance of the stipulations and conditions therein contained. Demand was made upon the Trustee by the owner and holder of the note secured by said Deed of Trust that he foreclose the said Deed of Trust and sell the property under the terms thereof. After due notice and hearing, an Order was entered by the Clerk of Superior Court of Alamance County authorizing foreclosure under the power of sale contained in said Deed of Trust. Under and by virtue of the terms and stipulations of same, and after due advertisement as in said Deed of Trust provided and as by law required, the Trustee exposed the property described in said Deed of Trust, and hereinafter described, to sale at public auction on October 17, 1995 at the usual place of public sale at the Alamance County Courthouse, when and where Textron Financial Corporation became the last and highest bidder for the said property at the price of $3,992,000.00. The Trustee duly reported said sale to the Clerk of Superior Court of Alamance County, as by law required, and thereafter said sale remained open for ten (10) days and no upset bid was placed thereon within the time allowed by law. Said bid was assigned to the Grantee, and said purchase price has been fully paid in that Textron Financial Corporation, being the owner and holder of the note secured by the Deed of Trust, has applied the amount of said bid, net of costs and expenses, to the secured obligation.



      NOW, THEREFORE, in consideration of said purchase price, the receipt of which is acknowledged, and pursuant to the authority vested in him by the terms of said Deed of Trust, the Trustee does hereby bargain, sell, grant and convey unto Grantee, its successors and assigns, all that certain property lying and being in Alamance County, North Carolina, and being more particularly described as follows:

            See Exhibit A

      TO HAVE AND TO HOLD the said property, together with all the privileges and appurtenances thereunto belonging unto Grantee, its successors and assigns, forever, in as full and ample manner as the Trustee is authorized and empowered to convey the same, subject however to all prior recorded deeds of trust, liens, encumbrances, restrictions and assessments, unpaid taxes and special assessments, and all prior tenancies and leases.

      IN WITNESS WHEREOF, the Trustee has hereunto set his hand and affixed his seal this 30th day of October, 1995.



                              /s/William F. Potts, Jr.      [SEAL]
                              William F. Potts, Jr.
                              Substitute Trustee




STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

      I, Dawn Martin, a Notary Public in and for said County and State do hereby certify that William F. Potts, Jr., Substitute Trustee, personally appeared before me this day and acknowledged the execution of the foregoing instrument.

      Witness my hand and notarial seal this 30th day of October, 1995.


                                    /s/ Dawn Martin
                                    Notary Public

My Commission Expires: 1/18/2000

[NOTARIAL SEAL]